Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

VISTRA CORP.

Amended and restated as of May 2, 2025

i

TABLE OF CONTENTS

(continued)

ii

AMENDED AND RESTATED BYLAWS

OF

VISTRA CORP.

(a Delaware corporation)

(hereinafter called the “Corporation”)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation (as amended, restated or amended and restated from time to time, the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall fix. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may determine that a meeting of stockholders shall in addition or instead be held by means of remote communication in accordance with Section 2.13 of these Amended and Restated Bylaws of the Corporation (as amended, restated or amended and restated from time to time in accordance with the provisions hereof, these “Bylaws”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors for any reason.

Section 2.2 Special Meeting.

(a) Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation, for any purpose or purposes: (i) may be called at any time by the Board of Directors; and (ii) shall be called by the Chairman of the Board of Directors or the Secretary upon the written request or requests of one or more stockholders of record that (1) at the time a request is delivered, hold shares representing at least a majority of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the “requisite percent”) and (2) comply with the procedures set forth in this Section 2.2. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously called by the Board of Directors for any reason.

(b) No stockholder may submit a special meeting request without first submitting a request in proper written form to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service that the Board of Directors fix a record date for determining stockholders entitled to submit a special meeting request pursuant to Section 2.2(a)(ii) (a “Requested Record Date”). To be in proper written form, such request shall be signed and dated by the stockholder submitting the request and shall set forth each proposed item of business and proposed director nominee. Within ten (10) business days after the

Secretary receives a request to fix a Requested Record Date in compliance with this Section 2.2(b), the Board of Directors shall adopt a resolution fixing a Requested Record Date, which Requested Record Date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything else in these Bylaws, if no resolution fixing a Requested Record Date has been adopted by the Board of Directors within ten (10) business days after the date on which such a request to fix a Requested Record Date was received by the Secretary, the Requested Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received by the Secretary. Notwithstanding anything in this Section 2.2 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that any special meeting request that would be submitted following such Requested Record Date could not comply with the requirements set forth in this Section 2.2.

(c) To be timely, a special meeting request must be delivered to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service not later than sixty (60) days following the Requested Record Date. Written request by one or more stockholders for a special meeting pursuant to Section 2.2(a)(ii) shall include (i) the information required in a stockholder notice pursuant to Section 2.10 (as if the special meeting request was a nomination or other proposal of business to be considered at an annual meeting and the stockholder requesting a special meeting was a Noticing Stockholder) for all of the stockholders whose shares will count toward the requisite percent needed to request a special meeting, (ii) a statement of the specific purpose(s) of the requested special meeting and each item of business proposed to be brought before such meeting, (iii) an acknowledgment by each requesting stockholder that the special meeting request shall be deemed to be revoked (and any meeting scheduled in response may be canceled) if the shares of common stock of the Corporation owned by such persons does not represent ownership of at least the requisite percent at all times between the date on which such special meeting request is delivered and the date of the applicable stockholder requested special meeting, as well as an agreement by each such stockholder to notify the Corporation immediately if his, her or its ownership of shares of common stock of the Corporation falls below the requisite percent, (iv) evidence that such stockholder owns the requisite percent as of the Requested Record Date, and (v) a statement of any material interest of each stockholder signing the special meeting request in the business proposed to be brought before the stockholder requested special meeting. Any requesting stockholder may revoke his, her or its special meeting request at any time prior to the stockholder requested special meeting by written revocation delivered to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service. There shall be no requirement to hold a special meeting (and the Board of Directors may cancel the special meeting) if the unrevoked (taking into account any specific written revocation or any reduction in shares held of record or beneficial ownership, as described above) special meeting requests represent in the aggregate less than the requisite percent at any time after (x) a valid special meeting request has been delivered to the Secretary or (y) 60 days following the earliest dated special meeting request.

(d) The Corporation shall not accept, and shall consider ineffective, any special meeting request that (i) does not comply with this Section 2.2, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law. Whether the requesting stockholders have submitted valid special meeting request(s) representing the requisite percent as of the Requested Record Date and complying with the requirements of these Bylaws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders.

(e) In determining whether special meeting requests have met the requirements of this Section 2.2, multiple special meeting requests will be considered together only if (i) each special meeting request identifies the same or substantially the same purpose or purposes of the requested special meeting and the same or substantially the same items of business proposed to be brought before the stockholder requested special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such special meeting requests have been delivered to the Secretary within 60 days of the earliest dated special meeting request relating to such item(s) of business.

(f) Business transacted at a stockholder-requested special meeting shall be limited to (i) the business stated in the valid special meeting request(s) received from the requisite percent of stockholders and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. Except as provided in the next sentence, a stockholder requested special meeting shall be held at such date, time and place, if any, as may be fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer; provided, however, that the date of any such stockholder requested special meeting shall be not more than 90 days after the date on which a valid special meeting request has been delivered to the Secretary (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, a stockholder requested special meeting need not be held for an item of business if (w) the Board of Directors has called or calls a meeting of stockholders to be held within 90 days after the Delivery Date and the business of such meeting includes (among any other matters properly brought forth before the meeting) an item of business that is identical or substantially similar (as determined in good faith by the Board of Directors, a “Similar Item”) to an item of business specified in the special meeting request(s), (x) the Delivery Date is during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) 30 days after the first anniversary of the date of the immediately preceding annual meeting, (y) the subject of such special meeting request(s) is a Similar Item to an item of business that was voted on at any meeting of stockholders held within 30 days prior to the Delivery Date (it being understood that, for purposes of this Section 2.2(f), the election or removal of directors shall be deemed a Similar Item with respect to all items involving the election or removal of directors), or (z) the Board of Directors determines that the solicitation of votes for the items of business to be brought before the stockholder requested special meeting was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) or any other applicable law.

(g) If none of the stockholders who submitted the special meeting request (or their Qualified Representatives, as defined below) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request(s), the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(h) Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a special meeting called pursuant to Section 2.2(a)(ii). Nothing contained in this Section 2.2 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(b) When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting (including any adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4 Organization.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, in his or her absence, by the Chief Executive Officer or, in his or her absence, by an officer or director designated by the Chairman of the Board. Such person shall act as chairman of the meeting of stockholders. The Secretary or, in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be determined and announced at the meeting by the chairman of the meeting. The Board of Directors shall have the authority to adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of the meeting shall have the authority to adopt and enforce rules and regulations for the conduct of any meeting of stockholders as, in the judgment of the chairman of the meeting, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; and (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any). Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The Board of Directors or the chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chairman of the meeting should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5 List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereat, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.7 Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b), and may be adjourned for any reason from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereat. At any such adjourned or recessed meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8 Voting.

(a) Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b) Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders, other than as provided in Section 3.2 with respect to the election of directors, shall be authorized by the affirmative vote of at least a majority of the voting power represented in person or by proxy at the meeting and entitled to vote thereon, voting as a single class. Where a separate vote by class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the votes cast in person or represented by proxy. Voting at meetings of stockholders need not be by written ballot.

Section 2.9 Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or executed new proxy bearing a later date. A proxy marked “abstain” by a stockholder with respect to a particular proposal shall not be voted either for or against such proposal and shall not be considered “cast” with respect to such proposals. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a stockholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted either for or against the election of a director and shall not be considered “cast” with respect to such elections.

Section 2.10 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.3 hereof, (B) by or at the direction of the Board of Directors (or any authorized committee thereof) or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary and through the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business (other than nominations pursuant to Section 2.14 and proposals included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing sent by registered mail or a nationally recognized private overnight courier service to the Secretary, the stockholder and the beneficial owner, if any, on whose behalf any such nomination or proposal is made, must have complied with all requirements set forth in, and acted in accordance with the representations made pursuant to, this Section 2.10 and, in the case of business other than nominations, such business must be a proper subject for stockholder action under the DGCL. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service not later than the Close of Business (as defined below) on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall any adjournment or recess of an annual meeting, or a postponement, judicial stay or rescheduling of an annual meeting for which notice of the meeting has already been given to stockholders or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder giving notice under this Section 2.10 (the “Noticing Stockholder,” as defined below) proposes to nominate for election or re-election as a director (each, a “Proposed Nominee”):

(1) the name, age, business address, residential address and the principal occupation or employment of such Proposed Nominee;

(2) a description of all direct and indirect compensation or other material monetary agreements, arrangements or understandings during the past three (3) years, and any other material relationships, (i) between or among any Noticing Stockholder or Stockholder Associated Person, on the one hand, and such Proposed Nominee, on the other hand, or (ii) that such Proposed Nominee knows any of such Proposed Nominee’s Associates (as defined below) has with any Noticing Stockholder or any Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K as if any Noticing Stockholder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;

(3) a description of any business or personal interests that would reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(4) the date(s) of first contact between the Noticing Stockholder or any Stockholder Associated Person, on the one hand, and the Proposed Nominee, on the other hand, with respect to any proposed nomination(s) or any person(s) (including the Proposed Nominee) for election as a director of the Corporation;

(5) a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form a stockholder of record shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request);

(6) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form a stockholder of record shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request), providing, among other things, that such Proposed Nominee: (aa) is not and will not become a party to any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Corporation or such Proposed Nominee’s service on the Board of Directors (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (bb) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Corporation, including any agreement to indemnify such Proposed Nominee for obligations arising as a result of his or her service as a director of the Corporation, in connection with such Proposed Nominee’s nomination with respect to the Corporation or service or action as a director of the Corporation that has not been disclosed to the Corporation; (cc) will, if elected as a director of the Corporation, comply with all applicable laws and stock exchange listing standards, the Certificate of Incorporation, these Bylaws and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Corporate Governance Guidelines, Code of Conduct and confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to directors (which other codes, policies and guidelines will be provided to such Proposed Nominee within ten (10) days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (dd) intends to serve a full term as a director of the Corporation, if elected; and (ee) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect; and

(7) all other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement filing made with the U.S. Securities and Exchange Commission (the “SEC”) by any Noticing Stockholder or any Stockholder Associated Person for a contested election of directors pursuant to Section 14(a) of the Exchange Act, and such Proposed Nominee’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected;

(B) as to any other business that the Noticing Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of any Noticing Stockholder (other than an interest arising from the ownership of the Corporation’s securities where such Noticing Stockholder receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series), and all other information relating to such business that would be required to be disclosed in a proxy statement filing made with the SEC by any Noticing Stockholder or any Stockholder Associated Person in support of such business pursuant to Section 14(a) of the Exchange Act;

(C) as to each Noticing Stockholder and each Stockholder Associated Person:

(1) the name and address of such Noticing Stockholder and each Stockholder Associated Person, as they appear on the Corporation’s books, if applicable;

(2) (aa) the class or series and number of shares of stock of the Corporation which are owned of record and beneficially by such Noticing Stockholder or any Stockholder Associated Person (including any class or series of shares of stock of the Corporation as to which such Noticing Stockholder or any Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future), (bb) the date or dates such shares were acquired, (cc) the name of each nominee holder for, and number of, any shares of the Corporation owned beneficially but not of record by such Noticing Stockholder or any Stockholder Associated Person and (dd) any pledge by such Noticing Stockholder or any Stockholder Associated Person with respect to any of such shares;

(3) any Derivative Instrument owned beneficially, directly or indirectly, by any such Noticing Stockholder or any Stockholder Associated Person or to which any such Noticing Stockholder or any Stockholder Associated Person is a party, all of which Derivative Instruments shall be disclosed without regard to whether (aa) any such Derivative Instrument conveys any voting rights in shares of any class or series of stock of the Corporation to such Noticing Stockholder, (bb) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of stock of the Corporation or (cc) such Noticing Stockholder may have entered into other transactions that hedge or mitigate the economic effect of any such Derivative Instrument;

(4) any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by any such Noticing Stockholder or any Stockholder Associated Person that are separated or separable from such underlying shares;

(5) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Noticing Stockholder or any Stockholder Associated Person (aa) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (bb) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(6) any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Stockholder or any Stockholder Associated Person in any agreement with the Corporation or any Affiliate of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(7) a description of any pending or, to the knowledge of such Noticing Stockholder (or the beneficial owner(s) on whose behalf such Noticing Stockholder is submitting a notice to the Corporation), threatened legal proceeding or investigation in which such Noticing Stockholder or any Stockholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to such Noticing Stockholder’s knowledge, any current or former officer, director or Affiliate of the Corporation;

(8) a description of any violations by such Noticing Stockholder or by, to the knowledge of such Noticing Stockholder (or the beneficial owner(s) on whose behalf such Noticing Stockholder is submitting a notice to the Corporation), any Stockholder Associated Person of federal or state securities laws relating to the disclosure of information (and supplemental disclosure that, if had been provided, would have cured such violation) and of any breach of a contract with the Corporation by such Noticing Stockholder or by, to the knowledge of such Noticing Stockholder (or the beneficial owner(s) on whose behalf such Noticing Stockholder is submitting a notice to the Corporation), any Stockholder Associated Person;

(9) a representation that no Noticing Stockholder or Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as otherwise disclosed pursuant to Section 2.10(a)(ii);

(10) a description of all agreements, arrangements or understandings (aa) between or among such Noticing Stockholder and any Stockholder Associated Person or (bb) between or among such Noticing Stockholder or, to the knowledge of such Noticing Stockholder (or the beneficial owner(s) on whose behalf such Noticing Stockholder is submitting a notice to the Corporation), any Stockholder Associated Person and any other person(s) or entities (including any Proposed Nominee(s)) (naming such person(s) or entities), in each case, relating to acquiring, holding, voting or disposing of any securities of the Corporation, including any proxy (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act);

(11) identification of the name(s) and address(es) of any other stockholder(s) (including beneficial owner(s)) known by such Noticing Stockholder (or the beneficial owner(s) on whose behalf such Noticing Stockholder is submitting a notice to the Corporation) to provide financial support of such nomination(s) or proposed business and, to the extent known, the class and number of shares of stock of the Corporation owned beneficially or of record by such other stockholder(s) (or other beneficial owner(s));

(12) all other information relating to such Noticing Stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement filing made with the SEC if, with respect to any such nomination or item of business, such Noticing Stockholder or any Stockholder Associated Person was a participant in a contested solicitation subject to Section 14(a) of the Exchange Act, whether or not any such Noticing Stockholder or any Stockholder Associated Person intends to deliver a proxy statement or conduct its own proxy solicitation;

(13) all other information relating to any Derivative Instrument that would be required to be disclosed in a proxy statement filing made with the SEC if, with respect to any such nomination or item of business, such Noticing Stockholder or any Stockholder Associated Person was a participant in a solicitation pursuant to Section 14(a) of the Exchange Act, if the creation, termination or modification of Derivative Instruments were treated the same as trading in the securities of the Corporation under Section 14(a) of the Exchange Act and the regulations promulgated thereunder; and

(14) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) promulgated under the Exchange Act or an amendment pursuant to Rule 13d-2(a) promulgated under the Exchange Act as if such a statement were required to be filed under the Exchange Act by such Noticing Stockholder or any Stockholder Associated Person with respect to the Corporation (regardless of whether such Noticing Stockholder or Stockholder Associated Person is actually required to file a Schedule 13D);

provided, however, the disclosures in the foregoing clauses (1) through (14) shall not include any disclosures with respect to the ordinary course business activities of any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Party”);

(D) a representation that (1) the Noticing Stockholder is a holder of record of stock of the Corporation at the time of the giving of notice provided for in these Bylaws and is entitled to vote at such meeting, and (2) the Noticing Stockholder (or a Qualified Representative thereof) intends to appear in person at the meeting to present such Proposed Nominee or Nominees for election or to bring such business before the meeting;

(E) an acknowledgement that if such Noticing Stockholder (or a Qualified Representative thereof) does not appear at such meeting (including virtually in the case of a meeting held solely by means of remote communication) to present the Proposed Nominee or Proposed Nominees for election or to bring such proposed business before the meeting, as applicable, the Corporation need not present such Proposed Nominee or Proposed Nominees for election or such proposed business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(F) a representation as to whether or not any Noticing Stockholder or any Stockholder Associated Person intends to or is part of a group (as such term is used in Rule 13d-5 under the Exchange Act) that intends to (1) solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act or (2) engage in a solicitation (within the meaning of Rule 14a-1(1) under the Exchange Act) with respect to the nomination of any Proposed Nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

(G) a representation that the Noticing Stockholder and any beneficial owner on whose behalf such Noticing Stockholder is submitting a notice to the Corporation have complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 2.10.

(iii) Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service not later than the Close of Business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) (i) by or at the direction of the Board of Directors (or any authorized committee thereof), (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary through the date of such special meeting, who is entitled to vote at the meeting and upon such election and who delivers a written notice to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service setting forth the information required by Section 2.10(a) above, or (iii) in the case of a stockholder requested special meeting, by any stockholder of the Corporation pursuant to Section 2.2. For nominations to be properly brought before a special meeting by a stockholder pursuant to clause (ii) of the preceding sentence, (1) the stockholder must have given timely notice thereof in proper written form to the Secretary and (2) the stockholder and any beneficial owner, if any, on whose behalf any such nomination is made, must have complied with all requirements set forth in, and acted in accordance with representations made pursuant to, this Section 2.10(b). To be in proper written form, such notice must include, as to each Noticing Stockholder, proposed item of business and proposed director nominee, as applicable, all information, statements, questionnaires, representations and acknowledgements required to be set forth in a notice under Section 2.10(a)(ii) as if each item of business or director nominee were to be considered at an annual meeting of stockholders. In the event the Corporation calls a special meeting of stockholders (other than a stockholder requested special meeting) for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons for election to such position or positions as specified in the Corporation’s notice of meeting procedures set forth in these Bylaws, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting and the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess or postponement of a special meeting (or the Public Announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a stockholder requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2.

(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. The number of Proposed Nominees a Noticing Stockholder may include in a notice under this Section 2.10 shall not exceed the number of directors to be elected at such meeting. Except as otherwise required by law, the Board of Directors or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10. If any proposed nomination or other business is not in compliance with this Section 2.10, then except as otherwise required by law, the Board of Directors or the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the stockholder does not provide the information required under Section 2.10 to the Corporation within the time frames specified herein, or if the Noticing Stockholder (or a Qualified Representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii) The Board of Directors may request that any Noticing Stockholder furnish such additional information as may be reasonably required by the Board of Directors with respect to any item of business proposed by such Noticing Stockholder under this Section 2.10, with respect to the solicitation of proxies from the Corporation’s stockholders or to determine the eligibility, suitability or qualifications of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Board of Directors, such Noticing Stockholder shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(iii) A Noticing Stockholder shall update its notice and any other information provided to the Corporation so that the information provided or required to be provided in such notice is true and correct in all material respects as of the record date of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or rescheduling thereof, and such update shall (1) be delivered in writing to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service not later than the Close of Business ten (10) days after the record date of the meeting (in the case of the update required to be made as of the record date), and not later than the Close of Business eight (8) business days prior to the date of the meeting or any adjournment, postponement or rescheduling thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement or rescheduling thereof), (2) be made only to the extent that information has changed since such Noticing Stockholder’s prior submission and (3) clearly identify the information that has changed in any material respect since such Noticing Stockholder’s prior submission. Notwithstanding the foregoing, if a Noticing Stockholder no longer plans to solicit holders of shares of the Corporation in accordance with its representation pursuant to Section 2.10(a)(ii)(F), such Noticing Stockholder shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service no later than two (2) business days after the occurrence of such change. For the avoidance of doubt, any information provided pursuant to this Section 2.10(c)(iii) shall not be deemed to cure any deficiencies in any notice provided by a Noticing Stockholder, extend any applicable deadlines under this Section 2.10 or enable or be deemed to permit a Noticing Stockholder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders. If a Noticing Stockholder fails to provide any written update in accordance with this Section 2.10(c)(iii), the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.

(iv) If any information submitted pursuant to this Section 2.10 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with these Bylaws. The Noticing Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service of any material inaccuracy or change in any information submitted within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Stockholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Noticing Stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may reasonably be specified in such request), (1) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (2) a written affirmation of any information submitted as of an earlier date. If the Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.

(v) Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if any Noticing Stockholder or Stockholder Associated Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any Proposed Nominee and (2) subsequently (A) either notifies the Corporation that such Noticing Stockholder or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) promulgated under the Exchange Act or fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Stockholder or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence) and (B) no other Noticing Stockholder or Stockholder Associated Person, to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 promulgated under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposed Nominee, and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Noticing Stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(vi) Notwithstanding the foregoing provisions of this Section 2.10, the Noticing Stockholder and Stockholder Associated Persons shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.10.

(vii) Nothing in this Section 2.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (and any proposal included in the Corporation’s proxy statement pursuant to such Rule shall not be subject to any of the advance notice requirements in this Section 2.10).

(viii) Any written notice, supplement, update or other information required to be delivered by a stockholder to the Corporation or to the Secretary pursuant to this Section 2.10 must be sent by registered mail or a nationally recognized private overnight courier service to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(ix) For purposes of these Bylaws, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated under the Exchange Act.

(x) For purposes of these Bylaws, the terms “beneficial owner” and “beneficially owned” shall have the meanings set forth in Section 13(d) of the Exchange Act.

(xi) For purposes of these Bylaws, the “Close of Business” shall mean 6:00 p.m. Dallas, Texas time on any calendar day, whether or not the day is a business day.

(xii) For purposes of these Bylaws, the term “Derivative Instrument,” shall mean any agreement, arrangement or understanding, written or oral (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares and so-called “stock borrowing” agreement or arrangement), with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any shares of stock of the Corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any shares of stock of the Corporation, or to maintain, increase or decrease the voting power of any person or entity with respect to shares of stock of the Corporation, without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D in accordance with the Exchange Act.

(xiii) For purposes of these Bylaws, the term “Noticing Stockholder” shall mean any stockholder of record submitting a notice under this Section 2.10.

(xiv) For purposes of these Bylaws, the term “Public Announcement” shall mean disclosure (1) in a press release issued by the Corporation in accordance with its customary press release procedures, which is reported by the Dow Jones News Service, Associated Press or a comparable national news service or is generally available on Internet news sites or (2) in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(xv) For purposes of these Bylaws, to be considered a “Qualified Representative” of a stockholder, a person must (1) be a duly authorized officer, manager or partner of such stockholder or (2) be authorized by a writing executed by such stockholder (or a reliable reproduction or an electronic transmission of such a writing) delivered by such stockholder to the Secretary at the principal executive offices of the Corporation prior to the making of any nomination or proposal at a meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing (or a reliable reproduction or an electronic transmission of such a writing) must be produced at least twenty-four (24) hours prior to the meeting of stockholders.

(xvi) For purposes of these Bylaws, the term “Stockholder Associated Person” shall mean, with respect to a Noticing Stockholder, and if different from such Noticing Stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Stockholder is providing notice of any nomination or other business proposed: (1) any Affiliate or Associate of such Noticing Stockholder (other than a stockholder Noticing Stockholder that is an Exempt Party) or such beneficial owner(s); (2) any person who is a member of a group (as such term is used in Rule 13d-5 promulgated under the Exchange Act) with such Noticing Stockholder or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation; (3) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such Noticing Stockholder or such beneficial owner(s) with respect to any proposed nomination or business, as applicable, under these Bylaws; (4) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Stockholder (other than a Noticing Stockholder that is an Exempt Party); and (5) any Proposed Nominee.

Section 2.11 No Action by Written Consent. Except as otherwise provided for in the Certificate of Incorporation (including any Preferred Stock Designation), any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly held meeting of stockholders of the Corporation at which a quorum is present or represented, and may not be effected by written consent of stockholders in lieu of a meeting of stockholders.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c) count and tabulate all votes and ballots; and

(d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13 Meetings by Remote Communications. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may, in its or their sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL, or that a meeting of stockholders may be held by means of remote communication in addition to being held at any place. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14 Proxy Access for Director Nominations.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.14, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Proxy Access Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 2.14 (such stockholder or group, including each member thereof to the extent context requires, the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.14 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.14. For purposes of this Section 2.14, the “Proxy Access Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below). The Proxy Access Required Information must be provided with the Notice of Proxy Access Nomination. Nothing in this Section 2.14 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.14.

(b) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.14 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) of such number of directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The maximum number of Stockholder Nominees provided for in this Section 2.14 for any annual meeting shall be reduced by (x) the number of directors (if any) in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as a Stockholder Nominee for any of the two (2) preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors at such annual meeting and (y) the number of individuals (if any) who will be included in the Corporation’s proxy statement as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in a connection with an acquisition of capital stock from the Corporation by such stockholder or group of stockholders). For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.14 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees:

(i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 whose nomination is subsequently withdrawn; and

(ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 whom the Board of Directors decides to nominate for election to the Board of Directors.

Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds the maximum number of Stockholder Nominees provided for in this Section 2.14, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of capital stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(c) In order to make a nomination pursuant to this Section 2.14, an Eligible Stockholder must have continuously owned (as hereinafter defined) for at least three (3) years as of the date the Notice of Proxy Access Nomination is delivered to, or mailed and received by, the Secretary in accordance with this Section 2.14 (the “Minimum Holding Period”) a number of shares of capital stock of the Corporation that represents at least three percent (3%) of the voting power of the shares of capital stock of the Corporation entitled to vote in the election of directors (the “Required Shares”), and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with the immediately preceding clauses (A) and (B) shall not include any shares:

(i) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed;

(ii) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell; or

(iii) subject to any contract of sale or Derivative Instrument or similar instrument or agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or Affiliate.

For purposes of this Section 2.14, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, and a person’s ownership of shares shall be deemed to continue during any period in which (1) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on five (5) business days’ notice or (2) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. For purposes of this Section 2.14, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings, and whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof.

(d) Requirements for a Group.

(i) Whenever the Eligible Stockholder consists of a group of stockholders: (A) a group of funds under common management and control shall be treated as one stockholder; (B) each provision in this Section 2.14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund that is a member of a group of funds treated as one stockholder) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition); (C) a breach of any obligation, agreement or representation under this Section 2.14 by any member of such group shall be deemed a breach by the Eligible Stockholder; and (D) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.14 (including withdrawal of the nomination).

(ii) Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition: (A) such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period; and (B) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.

(iii) Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within five (5) business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in clause (j)(i)(H) of this Section 2.14.

(e) Nominations by stockholders pursuant to this Section 2.14 must be made pursuant to timely notice to the Secretary in accordance with this Section 2.14. To be timely, a Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service not later than the Close of Business on the 120th day nor earlier than the Close of Business on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first made available to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a Notice of Proxy Access Nomination to be timely must be so delivered not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of the 120th day prior to such annual meeting or the 10th day following the date on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or recess of an annual meeting, or a postponement, judicial stay or rescheduling of an annual meeting for which notice of the meeting has already been given to stockholders or with respect to which there has been a Public Announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.14.

(f) To be in proper form for purposes of this Section 2.14, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i) the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.10;

(ii) the written consent of each Stockholder Nominee to be named in the Corporation’s proxy statement and form of proxy as a nominee and to serve as a director if elected, in form and substance reasonably satisfactory to the Corporation;

(iii) in form and substance reasonably satisfactory to the Corporation, one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five (5) business days after the record date;

(iv) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(v) a representation in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder: (A) will continue to hold the Required Shares through the date of the annual meeting; (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent; (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.14; (D) has not engaged and will not engage in, and has not and will not be a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors; (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting; (G) will file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; and (H) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;

(vi) an undertaking in form and substance reasonably satisfactory to the Corporation that the Eligible Stockholder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its Affiliates and Associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.14, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials; and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.14; and

(vii) a written representation and agreement in form and substance reasonably satisfactory to the Corporation from each Stockholder Nominee that such Stockholder Nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board of Directors or that otherwise relates to the Corporation or such Stockholder Nominee’s service on the Board of Directors that has not been disclosed to the Corporation or (2) any such agreement, arrangement or understanding that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Corporation, including any agreement to indemnify such Stockholder Nominee for obligations arising as a result of his or her service as a director of the Corporation, in connection with such Stockholder Nominee’s nomination with respect to the Corporation or service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) will, if elected as a director of the Corporation, comply with all applicable laws and stock exchange listing standards, the Certificate of Incorporation, these Bylaws and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Corporate Governance Guidelines, Code of Conduct and confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to directors (which other codes, policies and guidelines will be provided to such Stockholder Nominee within ten (10) days after the Secretary receives any written request therefor from such Stockholder Nominee), and all applicable fiduciary duties under state law; and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

(g) In addition to the information required pursuant to clause (f) of this Section 2.14 or any other provision of these Bylaws, the Corporation also may require each Stockholder Nominee to furnish any other information:

(i) as may reasonably be required by the Corporation to determine the eligibility of the Stockholder Nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or the applicable listing requirements of any securities exchange on which the Corporation’s capital stock is listed for trading;

(ii) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of the Stockholder Nominee; or

(iii) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.

(h) The Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it in good faith believes would violate any applicable law or regulation.

(i) In the event that any information provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.14). In addition, any person providing information pursuant to this Section 2.14 shall update such information, if necessary, so such information is true and correct in all material respects as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or rescheduling thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail or a nationally recognized private overnight courier service not later than the Close of Business ten (10) days after the record date for determining the stockholders entitled to receive notice of the annual meeting (in the case of the update required to be made as of the record date), and not later than the Close of Business eight (8) business days prior to the date of the meeting or any adjournment, postponement or rescheduling thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement or rescheduling thereof).

(j) Other Reasons to Exclude Stockholder Nominee.

(i) Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation shall not be required to include, pursuant to this Section 2.14, a Stockholder Nominee in its proxy materials: (A) for any meeting of stockholders for which the Secretary receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.10; (B) if such Stockholder Nominee would not be an independent director under the Corporation’s Corporate Governance Guidelines or the applicable listing requirements of any securities exchange on which the Corporation’s capital stock is listed for trading, as determined by the Board of Directors or any committee thereof; (C) if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the applicable listing requirements of any securities exchange on which the Corporation’s capital stock is listed for trading, or any applicable state or federal law, rule or regulation; (D) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (E) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (F) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (G) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 2.14 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading; or (H) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.14.

(ii) Notwithstanding anything to the contrary contained in this Section 2.14, if either: (A) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 2.14; or (B) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case under this clause (B) as determined by the Board of Directors, any committee thereof or the chairman of the annual meeting, then: (1) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting; (2) the Corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder; and (3) the Board of Directors or the chairman of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a Qualified Representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.14, such nomination shall be disregarded as provided in the immediately preceding clause (3).

(iii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (B) does not receive at least twenty five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.14 for the next two (2) annual meetings of stockholders.

(k) This Section 2.14 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials, except to the extent required by Rule 14a-19 promulgated under the Exchange Act.

ARTICLE III

DIRECTORS

Section 3.1 Powers and Eligibility. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders. No person shall be eligible for election or appointment as a director unless such person has, within 10 days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.

Section 3.2 Number and Election. Except as otherwise provided for in the Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors as shall be determined from time to time in accordance with the Certificate of Incorporation solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”). Except as provided in Section 3.3, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 3.2, an “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which: (a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.10; or (b) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the SEC (regardless of whether thereafter revised or supplemented), the notice has been: (i) withdrawn in writing to the Secretary; (ii) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof), or if challenged in court, by a final court order; or (iii) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

Section 3.3 Vacancies. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next annual meeting and until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4 Resignations and Removal.

(a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for in the Certificate of Incorporation (including any Preferred Stock Designation), any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, and only by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10 Chairman of the Board. The Chairman of the Board shall preside at meetings of stockholders (except as set forth in Section 2.4(a) of these Bylaws) and directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11 Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12 Fees and Compensation of Directors. Directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the fullest extent permitted by applicable law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 5.2 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.3 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders.

Section 5.4 President. The President shall generally be responsible for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.5 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.6 Treasurer. The Treasurer shall supervise and be responsible for all the funds and investments of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.7 Secretary. The powers and duties of the Secretary of the Corporation (the “Secretary”) are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.8 Additional Matters. The Chief Executive Officer shall have the authority to designate employees of the Corporation to have the title of Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.9 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments. Such persons shall not be required to be officers of the Corporation.

Section 5.10 Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to act on its behalf or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.11 Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.12 Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers, employees or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, an officer (elected by the Board of Directors pursuant to Section 5.1 of these Bylaws) of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by applicable law, including, without limitation, by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including reasonable and documented attorneys’ fees, judgments, fines, taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection herewith; provided, however, that, except as otherwise required by law, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such indemnitee, or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors.

Section 6.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including reasonable and documented attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required under Section 6.1 in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

Section 6.3 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.5 Indemnitor of First Resort. In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort (i.e., its obligation to an indemnitee to provide advancement and/or indemnification to such indemnitee is primary and any obligation of any stockholder of the Corporation (including any affiliate thereof, other than the Corporation) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of any stockholder (or any affiliate thereof, other than the Corporation) to provide insurance coverage, for the same expenses, liabilities and losses (including reasonable and documented attorneys’ fees, judgments, fines, taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) incurred by such indemnitee are secondary) and (ii) if any stockholder (or any affiliate thereof, other than the Corporation) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such indemnitee, then (x) such stockholder (or such affiliate, as the case may be), shall be fully subrogated to all rights of such indemnitee with respect to such payment and (y) the Corporation shall fully indemnify, reimburse and hold harmless such stockholder (or such affiliate, as the case may be) for all such payments actually made by such stockholder (or such affiliate, as the case may be).

Section 6.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by applicable law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.7 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer, or who has ceased to serve at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.8 Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld or delayed, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

Section 6.9 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest enforceable extent.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any), such certificates shall be in the form approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate (to the extent any such shares are represented by certificates) that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock (to the extent any shares are uncertificated), the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly required by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.4 Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.7 Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

Section 8.5 Severability. To the extent any provision of these Bylaws would be, in the absence of this Section 8.5, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, and in addition to any requirements of law, the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision of these Bylaws.

Effective: May 2, 2025.